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                                                                       EXHIBIT 5

                         [O'CONNOR CAVANAGH LETTERHEAD]



                                February 4, 1998


Bionutrics, Inc.
2425 East Camelback Road, Suite 650
Phoenix, Arizona 85016

          RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     As special legal counsel to Bionutrics, Inc., a Nevada corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 to be filed on or about February 5, 1998 with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,794,333 shares of common stock, par value $.001 per share, of the Company (the "Shares") issuable pursuant to the Company's 1996 Stock Option Plan (the "Plan"). The facts, as we understand them, are set forth in the Registration Statement.

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

     A. The Articles of Incorporation of the Company as amended and initially filed with the Secretary of State of the State of Nevada on October 22, 1990.

     B.   The Bylaws of the Company, as amended through the date hereof;

     C.   The Registration Statement;

     D. The Resolutions of the Board of Directors of the Company dated December 12, 1997 relating to the approval of the filing of the Registration Statement and the transactions in connection therewith;
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O'C O N N O R  C A V A N A G H

Bionutrics, Inc.
February 4, 1998
Page 2

          Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and the General Corporation Laws of the State of Nevada. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

          We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.


                                        Very truly yours,

                                        O'Connor, Cavanagh, Anderson
                                        Killingsworth & Beshears,
                                        a Professional Association